UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2008

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1224 Mill St., Bldg. B
East Berlin, Connecticut 06023
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (860) 828-2060

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks described in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

Item 1.01.	Entry into a Material Definitive Agreement

Between January 25, 2008 and February 6, 2008, Solomon Technologies, Inc. (the “Company”) entered into agreements (the “Agreements”) with certain holders of the Company’s Variable Rate Self-Liquidating Senior Secured Convertible Debentures due April 17, 2009 (the “Debentures”). On February 6, 2008, the Company obtained, through the Agreements, consent from the holders of at least 67% of its then outstanding Debentures to amend the terms of the registration rights agreement dated as of January 17, 2007, as amended on August 24, 2007 (the “Registration Rights Agreement”), between the Company and all of the holders of Debentures. As of February 6, 2008, the Registration Rights Agreement now provides that the definition of Registrable Securities shall not include any shares that can be sold by the holder thereof without volume or manner restrictions pursuant to Rule 144 or any successor rule under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC. (Registrant)

Dated: February 12, 2008	By:	/s/ Gary M. Laskowski
Gary M. Laskowski Principal Executive Officer